UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C
(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Staterment Pursuant to Section 14c of the Securities Exchange Act of 1934

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[X]	Preliminary Information Statement
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[ ]	Definitive Information Statement

NOVA MINING CORPORATION
(Name of Registrant as Specified In Its Charter)

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PRELIMINARY COPY

NOVA MINING CORPORATION
1320 South Killian Drive
Lake Park, Florida 33403

INFORMATION STATEMENT

We are not asking you for a proxy and you are requested not to send us a proxy.

INTRODUCTION

This notice and information statement (the “Information Statement”) is being mailed on or about August 5, 2013 to our stockholders of record as of July 15, 2013 pursuant to Section 14C of the Exchange Act of 1934, as amended, to inform our stockholders that the holders of a majority of our issued and outstanding shares of voting stock executed a written consent dated July 15, 2013 (the “Consent”) approving an amendment (the “Amendment”) to our Articles of Incorporation, as amended (our “Articles of Incorporation”), changing the name of our Company to The Radiant Creations Group, Inc.

This notice and the information statement attached hereto shall be considered the notice required under Nevada Revised Statutes (the “NRS”) 78.370.

Our Board of Directors has approved the Amendment and holders of a majority of our issued and outstanding voting stock have signed the Consent.  Accordingly, your approval is not required and is not being sought. The Amendment will be effective when the Certificate of Amendment is filed with the Secretary of State of Nevada, which is expected to occur on or after July 16, 2013.

The solicitation relating to the Consent was made by us and the expenses of such solicitation were borne by us.  As of July 15, 2013, we had 30,000,000 shares of Common Stock issued and outstanding.  Each stockholder of record was entitled to one vote for each share of Common held on the record date.  The majority of our outstanding voting stock was required to approve the Amendment.

Please read this notice carefully.  It describes, among other things, certain information concerning the Amendment.  The form of the Amendment is attached to this Information Statement as Exhibit A.

Our principal executive office is located at 1320 South Killian Drive, Lake Park, Florida 33403.

PRELIMINARY COPY

NOVA MINING CORPORATION
1320 South Killian Drive
Lake Park, Florida 33403

Information Statement

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action was taken pursuant to the Consent to amend our Articles of Incorporation to change the name of our Company to The Radiant Creations Group, Inc. and to be effective as of the filing of the amendment to our Articles of Incorporation with the Nevada Secretary of State.

Stockholders of record as of July 15, 2013, the date the holders of a majority of our issued and outstanding voting stock sufficient to amend our Articles of Incorporation signed the Consent, are entitled to Notice of the foregoing.

We have asked our transfer agent, brokers and other custodians and fiduciaries to forward this Information Statement to the beneficial owners of our Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

This Information Statement will serve as written Notice to stockholders pursuant to NRS 78.370.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

/s/ Gary R. Smith
Gary R. Smith
Chairman of the Board
and Chief Executive Officer

July 15, 2013

THE AMENDMENT TO OUR ARTICLES OF INCORPORATION

BACKGROUND AND REASON FOR THE AMENDMENT

On June 20, 2013 a change of control of Nova Mining Corporation (the “Company”) took place when Biodynamic Molecular Technologies, LLC, a privately held limited liability company organized in the State of Florida ("BMT") , acquired from Clarent Services Corp., the former majority shareholder of the Company in a private transaction, 25,000,000 restricted shares of Common Stock of the Company.

On June 27, 2013, the Company entered into an Asset Purchase Agreement with The Renewable Corporation, a Washington corporation and its wholly owned subsidiary Renewable Bioscience Technologies, Inc., a Florida corporation to purchase their license, certain assets and processes to innovative technologies in skin protection from the sun, industrial UV sources (such as welding), and reducing collateral damage from medical radiation treatment which consists of various patented skin products generally under the "Radiant Creations" label for One Million Two Hundred Twenty Five Thousand ($1,225,000) US Dollars payable with 6,805,556 newly issued shares of the Company based on the seven (7) day average closing price of Sellers’s common shares from Tuesday the 18th day of June to Wednesday the 26th day of June, 2013 with a fifteen (15%) discount.

On July 10, 2013 the Original Agreement was amended to whereby the purchase price was reduced to One Million Thirty Thousand ($1,030,000) US Dollars payable with 7,545,788 newly issued shares of the Company based on the seven (7) day average closing price of Sellers’s common shares from Monday the 17th day of June to Tuesday the 25th day of June, 2013 with a thirty five (35%) percent discount.

The license purchased is with Dr. Yin-Xiong Li, MD, Ph.D. to his patent in Enhanced Broad-Spectrum UV Radiation Filters and Methods as disclosed and claimed in U.S. Patent No. US Patent # 6,117,846 - Nucleic acid filters and US Patent Application # 20080233626 - Enhanced broad-spectrum UV radiation filters and methods, and the following international filings European Application # 07811023.6, and Australian Application # 2007281485 and as trade secrets associate with the above listed intellectual property and trade secrets and potential patent applications for an anti-aging skin rejuvenation cream, an acne OTC treatment, a wrinkle reduction cream, BioSalt redistribution technology using supplements.  The License Agreement, as of June 25, 2013 has added an addendum to it allowing Renewable to transfer the license agreement to Nova Mining.

The various patented skin products acquired include all the patented technologies that strips out the four nucleotide code molecules from DNA strands and uses them in a system that can provide 99.9% protection from DNA damage, which is the cause of aging and skin cancer. A second technology is the delivery system to house the nucleotides, and also, a hydration agent that is time released to infuse uniform hydration into the skin for up to 10 hours.  The resulting products are a DNA based SPF-30 day cream; an anti-aging and rejuvenating night cream featuring the hydration system, Chinese herbs, and aloe; a medical radiation protection and healing cream for use by dermatologists in radiation therapy for skin cancer and a rejuvenating DNA protection cream for the tanning bed industry for DNA damage protection.

On July 15, 2013, the Company's Board of Directors along with its majority shareholder BMT decided to change the Company's name to The Radiant Creations Group, Inc. to better reflect its business operations.

The form of Amendment is set forth in Exhibit A.  The Amendment will become effective on the date that a Certificate of Amendment to the Articles of Incorporation is filed with the Secretary of State of the State of Nevada, which is expected to occur on or after July 16, 2013.

The Consent provides the necessary corporate authorization under Nevada law to enable the filing and effectiveness of such an amendment.

NO APPRAISAL RIGHTS

Our stockholders are not entitled to appraisal rights under the NRS with respect to the Amendment.

This Information Statement does not constitute an offer of any of our securities for sale.

This notice and information statement (the “Information Statement”) is being provided to our stockholders on or about July 15, 2013.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our Common Stock as of July 15, 2013 with regard to the following criteria (i) each person, or group of affiliated persons, known to us to own beneficially 5% or more of our outstanding common stock; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our directors and named executive officers as a group.  Under Commission rules, beneficial ownership of a class of capital stock includes any shares of such class as to which a person, directly or indirectly, has or shares voting power or investment power and also any shares as to which a person has the right to acquire such voting or investment power within 60 days through the exercise of any stock option, warrant or other right. If two or more persons share voting power or investment power with respect to specific securities, each such person is deemed to be the beneficial owner of such securities. Except as we otherwise indicate below and under applicable community property laws, we believe that the beneficial owners of the common stock listed below, based on information they have furnished to us, have sole voting and investment power with respect to the shares shown. Unless otherwise noted below, the address for each holder listed below is c/o The Radiant Creations Group, Inc., 1320 South Killian Drive, Lake Park, Florida 33403.

The calculations of beneficial ownership and voting rights in this table are based on 30,000,000 shares of our Common Stock, outstanding as of July 15, 2013.

Names of Beneficial Owner	Beneficial Ownership of Class A Common
	Shares	Percent
Principal Stockholder:

Biodynamic Molecular Technologies, LLC (1)	25,000,000	83.33%

Directors and Executive Officers:

Gary R. Smith (2)	12,500,000	41.67%
Manpreet Singh	0	---
Gary D. Alexander (3)	6,250,000	20.83%
Michael S. Alexander (4)	6,250,000	20.83%

All Directors and Executive Officers as a Group (4 persons):	25,000,000	83.33%

Notes

(1)
Mr. Gary R. Smith directly owns fifty percent, Mr. Gary D. Alexander owns twenty five percent, Mr. Michael S. Alexander owns twenty five percent and Mr. Manpreet Singh has no direct or indirect financial interest in Biodynamic Molecular Technologies, LLC, the majority shareholder of the Company.

We currently have no stock options or other rights outstanding that would give any of our stockholders the right to acquire voting or investment power over additional shares of our capital stock.

DESCRIPTION OF CAPITAL STOCK

As of the date of this Information Statement, our authorized capital stock of the Company presently consists of: 100,000,000 shares of Common Stock and 100,000,00 shares of Preferred Stock.  At the close of business on July 15, 2013, only 30,000,000 shares of Common Stock were outstanding and entitled to vote.  No shares of Preferred Stock were outstanding.

The following is a summary of material provisions of our capital stock.

Common Stock

Except as otherwise provided by our articles of incorporation or Nevada law, each holder of the Common is entitled to one vote, in person or by proxy, for each share standing in such holder’s name on our stock transfer records.

Holders of shares of common stock are entitled to receive dividends only when, as and if approved by our board of directors from funds legally available for the payment of dividends. Our stockholders are entitled to share ratably in the assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, voluntarily or involuntarily, after payment of, or adequate provision for, all of our known debts and liabilities and of any preferences of the preferred stock that may be outstanding in the future.

WHERE YOU CAN FIND MORE INFORMATION

Additional information about us is contained in our periodic and current reports filed with the U.S. Securities and Exchange Commission (the “Commission”).  These reports, their accompanying exhibits and other documents filed with the Commission, may be inspected without charge at the Public Reference Section of the Commission at 100 F Street NE, Washington DC 20549.  Copies of such material may also be obtained from the Commission at prescribed rates.  The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the Commission. Copies of these reports may be obtained from the Commission’s Edgar archives at http://sec.gov.  If you would like to receive a printed copy of these materials, please call our Investor Relations department at (561)420-0830 or send a written request to the Company at The Radiant Creations Group, Inc., 1320 South Killian Drive, Lake Park, Florida 33403, Attn: Investor Relations, and we will send a free copy to you.

By Order of the Board of Directors,

/s/Gary R. Smith
Gary R. Smith
Chairman of the Board
and Chief Executive Officer

July 15, 2013

EXHIBIT A

ROSS MILLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4520 (775) 684-5708 Website: www.nvsos.gov

Certificate of Amendment (PURSUANT TO NRS 78.385 AND 78.390)

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.           Name of corporation:   NOVA MINING CORPORATION

2.          The articles have been amended as follows: (provide article numbers, if available)

1.	Name of Company:

The name of the Company is THE RADIANT CREATIONS GROUP, INC.

3.           The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:  25,000,000 out of a total of 30,000,000 issued and outstanding Common Stock.

4.           Officer Signature (Required):

/s/Gary R. Smith
Gary R. Smith
Chief Executive Officer & Chairman of the Board